Exhibit 32.2

Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     The undersigned, the Chief Financial Officer of LCC International, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the quarterly period ended September 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Graham B. Perkins
Graham B. Perkins
Senior Vice President, Chief Financial Officer and Treasurer November 12, 2004

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

     The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Form 10-Q and shall not be deemed to be considered filed as part of the Form 10-Q.